Exhibit 10.3

Alset EHome International Inc.
(fka, HF Enterprises Inc.)

2% conditional convertible Promissory Note

Principal Amount: $173,394.87 U.S. Dollars	Issuance Date: March 12, 2021

FOR VALUE RECEIVED,  (1)   Alset EHome International Inc. (fka, HF Enterprises Inc.), a Delaware company (the “Company”), hereby promise to pay to the order of Heng Fai Ambrose Chan, a Singaporean individual, with his primary residence at 8 Cuscaden Walk, #19-01, Four Seasons Park, Singapore 249692 or his assignee(s) (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, in accordance with the terms hereof, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) accrued from the date set out above as the Issuance Date (the “Issuance Date”) until this convertible promissory note has been paid in full. This convertible promissory note, including all promissory notes issued in exchange, transfer or replacement hereof, is referred to as this “Note”. This Note is delivered pursuant to the terms of that certain Stock Purchase Agreement (the “SPA”) dated as of the Issuance Date by and among the Holder, the Company and certain other entities thereof for the Company’s purchase of LVD Shares. Certain capitalized terms used herein are defined in Section 21 hereof or the SPA.

1.         PAYMENTS OF PRINCIPAL. Subject to the conversion of the Note as described in Section 5, the Principal Amount and accrued Interest outstanding hereunder shall be payable in full to the Holder on the Maturity Date.

2.         INTEREST; INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note at the rate of two percent (2%) per annum (the “Interest Rate”). Interest shall be calculated from and include the Issuance Date and shall be calculated on an actual/365-day basis. All unpaid interest and Principal Amount shall be due and payable on the Maturity Date.

3.          DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the by a third party, shall not be dismissed within thirty (30) days of their initiation;

(ii)          the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their properties, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or

(iii)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days.

(b)          Notice of an Event of Default. As soon as possible and in any event within seven (7) days after the Company becomes aware that an Event of Default as set forth in Section 3(a)(ii)-(iv) has occurred and has not been cured, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

4.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not by amendment of its respective Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5.         PREPAYMENT; CONVERSION.

(a)          Voluntary Prepayment. The Company may prepay the outstanding Principal and accrued but unpaid Interest of this Note at any time before the Maturity Date, in whole or in part, without penalty or prepayment.

(b)         Conversion. Upon the Company’s shareholders’ approval of the conversion of this Note (the “Shareholder Approval”), at any time before the Maturity Date, the Holder may convert the unpaid and outstanding Principal plus any accrued and unpaid Interest into shares of the Company’s common stock (the “Common Stock”) at a conversion price (the “Conversion Price”) of $5.59 per share, subject to certain adjustments as set forth in Section 5(d). For clarification purposes, prior to or without the Shareholder Approval, this Note is and shall remain non-convertible and will be due and payable in cash by the Company on the Maturity Date if the Company has not obtained the Shareholder Approval by the Maturity Date.

(c)          Mechanics of Conversion.

i.           Delivery of Conversion Stock Upon Conversion. Not later than seven (7) Business Days (the “Share Delivery Date”) after receiving a conversion notice substantially in a form attached herein as Exhibit 1, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Stock or a share report of the Holder reflecting the issuance of Conversion Stock being acquired upon the conversion of this Note, in whole or in part.

ii.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(d)          Certain Adjustments.

i.           Stock Splits. If the Company, at any time while this Note is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

ii.           Notice of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to this Section 5(d), the Company or the Company shall promptly deliver to each Holder a notice setting forth the new Conversion Price with three (3) Business Days after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Failure to provide such notice shall not constitute an Event of Default.

6.           COVENANTS. Until so long as no Principal or accrued but unpaid Interest remains outstanding:

(a)          Preservation of Existence. The Company shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by the Company or in which the transaction of its business makes such qualification necessary.

(b)          Public Filings. The Company shall use its best efforts to maintain its periodic filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and keep its Common Stock listed on the Nasdaq Stock Market or another United States stock exchange market.

  7.         BENEFICIAL OWNERSHIP. In the event that the Holder’s Beneficial Ownership (as defined below) of the Company’s Common Stock reaches 5.00% or more, as a result of the Conversion or others, the Holder has agreed to coordinate with the Company to file certain disclosure documents as required by Section 13(d) of the 1934 Securities Exchange Act, as amended.  For purposes of this Section 7, the Holder’s Beneficial Ownership shall mean the number of shares of Common Stock beneficially owned by the Holder and its Affiliates, as defined and calculated in accordance with Section 13(d) of the 1934 Securities Exchange Act and the rules and regulations promulgated thereunder.

8.            AMENDMENTS. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

9.          RESTRICTIONS ON TRANSFER. This Note may not be offered, sold, assigned or transferred by the Holder without the explicit written consent of the Company, which may be granted or withheld at the sole discretion of the Company.

10.          REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred with the Company’s approval as provided in Section 9, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 10(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 10(c)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of prepayment or conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 10(c)) representing the outstanding Principal.

(c)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, from the Issuance Date.

11.          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.

12.          LEGEND. The Holder understands and agrees that the Conversion Stock upon issuance shall be restrictive and, if represented by a certificate(s), shall bear substantially the following legend until (i) such Conversion Stock shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel acceptable to the Company, such Conversion Stock may be sold in reliance on an available exemption without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

13.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

14.          FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.          NOTICES; CURRENCY; PAYMENTS.

(a)          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:                Alset EHome International Inc.
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
Attn: Rongguo Wei

With another copy
(which shall not constitute
Notice) to:                          Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Facsimile: 212-930-9725
Attn: Darrin M. Ocasio

To Holder:                          Heng Fai Ambrose Chan
7 Temasek Blvd., # 29-01B
Suntec Tower One
Singapore 038987
Attention: Heng Fai Ambrose Chan

 (b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)          Payments. The Company will make all payments of Principal and Interest under this Note by wire transfer of immediately available funds to the bank account specified by the Holder in written notice delivered to the Company on or before the Maturity Date.

16.          CANCELLATION. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid in full or converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.          WAIVER OF JURY TRIAL. Each party hereby waives its right to a jury trial in connection with any suit, action or proceeding in connection with any matter relating to this Note.

18.          GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

19.          ATTORNEY FEES AND COSTS OF COLLECTION. With respect to any dispute relating to this Note, or in the event that a suit, action, arbitration, or other proceeding of any nature whatsoever is instituted to collect the amounts due under the Note or to interpret or enforce the provisions of this Agreement, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law or any action, suit, arbitration, or other proceeding seeking a declaration of rights or rescission, the prevailing party will be entitled to recover from the losing party its reasonable attorney fees, paralegal fees, expert fees, and all other fees, costs, and expenses, including costs of collection, actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial, arbitration, or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

20.          MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

21.          CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)  “Maturity Date” shall mean three (3) years from the Issuance Date.

(d)  “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

(e)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(f)  “Transaction Documents” means, collectively, the Note, the SPA and any other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated by the SPA, as may be amended from time to time.

[signature page follows]

[SIGNATURE PAGE TO THE CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company have caused this Note to be duly executed as of the Issuance Date set out above.

COMPANY: Alset EHome International Inc. a Delaware corporation
By: /s/ Ang Hay Kim Name: Ang Hay Kim Title: Director

EXHIBIT 1
Form of Conversion Notice

Alset EHome International Inc.
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
Attn: [ ]

The undersigned hereby elects to convert certain outstanding amount as set forth below of the Convertible Promissory Note of Alset EHome International Inc., a Delaware corporation (the “Company”), issuance date March [ ], 2021, into shares of common stock (the “Common Stock”) of the Company, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company and Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Principal Amount of Note to be Converted: $[      ] USD

The Amount of Interest of the Note to be Converted: $[      ] USD
Conversion Price per Share after adjustment: $[      ] USD

Number of Shares of Common Stock to be Issued upon Conversion: ________

Signature:

Name (Print):

Mailing Address:
Phone number:
Email:
Date: